Exhibit 99.1

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OMNI BANCSHARES INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held [_________, 2011]

The undersigned hereby appoints James M. Hudson and Barry B. Bleakley, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, with full powers of substitution, and hereby authorizes either of them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of OMNI BANCSHARES, Inc. (“OMNI”), held of record by the undersigned on [_________, 2011] at the Special Meeting of Shareholders to be held at the OMNI BANK Training Center, 3000 Ridgelake Drive, Metairie, Louisiana 70002 on [_________, _________, 2011], at 2:00 p.m. Central daylight time, or any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the instructions specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 ON THE REVERSE SIDE. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

	Please mark your votes like this:	☒

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2. I understand that I may revoke this Proxy only by: (i) written instructions to that effect, signed and dated by me, which must be actually received by the Corporate Secretary prior to the commencement of the Special Meeting; (ii) properly submitting to the Company a duly executed proxy bearing a later date; OR (iii) appearing at the Special Meeting and voting in person.

1. Approval of an Agreement and Plan of Merger dated as of February 21, 2011, between OMNI and IBERIABANK Corporation (“IBKC”), pursuant to which, among other things, OMNI will merge into IBERIABANK Corporation, and on the effective date of the merger each outstanding share of common stock of OMNI will be converted into the right to receive 0.3313 of a share of IBKC common stock, subject to adjustment based on the market price of IBKC common stock, and cash.

FOR  ☐                             AGAINST  ☐                             ABSTAIN  ☐

2. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal No. 1

FOR  ☐                             AGAINST  ☐                             ABSTAIN  ☐

Signature __________________________ Signature if Held Jointly_____________________________ Date______________

Print Name ________________________________ Print Name __________________________________

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership name by an authorized person. Please mark, sign, and date and return the Proxy promptly using the enclosed envelope.